EXHIBIT 23.1

MaloneBailey, LLP
CERTIFIED PUBLIC ACCOUNTING FIRM


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 23, 2010 with respect to the audited consolidated financial statements of Delta Entertainment Group, Inc. for the year ended December 31, 2009 and the period from August 21, 2008 (inception) through December 31, 2008 and 2009.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 23, 2010



        10350 Richmond Ave., Suite 800 * Houston, TX 77042 * 713.343.4200
         15 Maiden Lane, Suite 1003 * New York, NY 10038 * 212.406.7272
                              www.malonebailey.com
________________________________________________________________________________

          Registered Public Company Accounting Oversight Board * AICPA